Exhibit 31.1

CERTIFICATIONS

I, Howard Root, certify that:

1.	I have reviewed this amendment to the 2009 annual report on Form 10-K of Vascular Solutions, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 14, 2010	By:	/s/ Howard Root
Howard Root Chief Executive Officer